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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT


         The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended.

Dated:   March 9, 1999

                                          THE WILLIS GROUP, LLC


                                          By: /s/ MARK WILLIS
                                             --------------------------------
                                             Mark Willis, President


                                             /s/ MICHAEL T. WILLIS
                                             --------------------------------
                                             Michael T. Willis


                                             /s/ MARK WILLIS
                                             --------------------------------
                                             Mark Willis


                                             /s/ JAMES T. HARRIS
                                             --------------------------------
                                             James T. Harris